UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2009

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As previously reported, on August 4, 2008, PhotoMedex, Inc. (the “Company”) entered into a securities purchase agreement with Perseus Partners VII, L.P. (the “Investor”) in connection with the financing of the Company’s previously announced acquisition of all of the operating businesses (the “PT Business”) of Photo Therapeutics Group Limited, a private limited company incorporated under the laws of England and Wales (“Photo Therapeutics”).

In connection with the Company’s completion of the acquisition of the PT Business (the “PT Closing”) and the related financing, on February 27, 2009 the Company entered into an amendment (the “Amendment”) to the securities purchase agreement with the Investor to provide, among other things, that the convertible notes issued thereunder would be secured by liens on the capital stock of the Company’s subsidiaries conducting the PT Business and the Company’s ProCyte business and related assets of the Company, and to provide for the payment of the $210,000 transaction fee to the Investor in cash instead of in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).  A copy of the Amendment is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.  References in this current report to the “Securities Purchase Agreement” are to the securities purchase agreement, as amended.

Under the terms of the Securities Purchase Agreement, on February 27, 2009, in exchange for the Investor’s payment to the Company of an aggregate purchase price of $18 million, the Company issued to the Investor: (i) a secured convertible promissory note (the “First Tranche Note”) in an aggregate principal amount of $18 million convertible into 3,487,345 shares of Common Stock based on the conversion price of $5.16152 per share as of February 27, 2009, and (ii) a warrant to purchase 1,046,204 shares of Common Stock (the “First Tranche Warrant”) at a price per share of $5.16152.  In addition, the Company paid to the Investor the transaction fee of $210,000 in cash.  Copies of the First Tranche Note, the related Pledge and Security Agreement and the First Tranche Warrant are attached to this current report as Exhibit 4.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

Of the $18 million paid to the Company at the First Tranche Closing, the Company anticipates that it will have approximately $3 million of the proceeds remaining after the payment of approximately $13 million at the PT Closing and $2 million of related costs and expenses.

Under the terms of the Securities Purchase Agreement, so long as the Investor maintains certain ownership thresholds, (i) the Investor has the right to designate one person to be appointed to the Company's Board of Directors (the “Investor Designee”) and require that a second person designated by the Company, but approved by the Investor, and who qualifies as an independent director in accordance with the applicable Nasdaq listing standards (the “Independent Designee”), be appointed to the Board of Directors and (ii) the Company may not permit the size of the Board of Directors to exceed seven members.  On February 27, 2009, the Board of Directors appointed John M. Glazer, a managing director of Perseus, L.L.C., the fund manager of the Investor, as a member of the Board of Directors.  In connection with Mr. Glazer’s appointment, the Company entered into a director indemnification agreement with Mr. Glazer (the “Indemnification Agreement”), that provides customary procedures regarding defense of claims and advancement of expenses.  A copy of the Indemnification Agreement is attached to this current report as Exhibit 99.4 and is incorporated herein by reference.

As a result of Mr. Glazer’s appointment to the Board of Directors, the Board of Directors is temporarily comprised of eight members.  Perseus and the Company have agreed to extend the time for completion of the appointment of the Independent Designee and for the reduction of the size of the Board of Directors to seven members to March 31, 2009.

Amendment to Omnibus Amendment

On February 27, 2009, the Company entered into an amendment (“Amendment No. 1) to the Omnibus Amendment (“Omnibus Amendment”), dated September 30, 2008, among the Company, CIT Healthcare, LLC, as Agent and Lender, and Life Sciences Capital LLC, as Lender.  Amendment No. 1 and the Omnibus Amendment amended the Master Term Loan and Security Agreement, dated as of December 31, 2007, among the Company, CIT Healthcare, LLC, as Agent and Lender, and Life Sciences Capital LLC, as Lender (the “Credit Facility”).  For a summary of the material terms of the Credit Facility, see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and Note 9, “Long-term Debt,” of the Financial Statements, included in the Annual Report of the Company for the fiscal year ended December 31, 2007.

Pursuant to Amendment No. 1, among other things: (i) the lenders under the Credit Facility consented to the transactions contemplated by the Securities Purchase Agreement; (ii) the lenders under the Credit Facility waived certain defaults that had existed under the Credit Facility; and (iii) the Omnibus Amendment was amended to delete certain restrictions on the Company’s ability to incur indebtedness and the requirement of an intercreditor agreement between the lenders under the Credit Facility and the Investor.

A copy of Amendment No. 1 is attached to this current report as Exhibit 99.5 and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As previously reported, on August 4, 2008, the Company entered into a Purchase Agreement (the “Acquisition Agreement”), between the Company and Photo Therapeutics Group Limited, a private limited company incorporated under the laws of England and Wales (“Photo Therapeutics”).  Pursuant to the terms of the Acquisition Agreement, the Company agreed to acquire from Photo Therapeutics all of the issued and outstanding equity securities of Photo Therapeutics’ wholly-owned subsidiaries and thereby acquire all of Photo Therapeutics’ operating business (the “PT Business”), at the PT Closing.

On February 27, 2009, simultaneously with the First Tranche Closing, the Company and Photo Therapeutics consummated the PT Closing.  The Company paid: (i) Photo Therapeutics cash in amount equal to $11,734,712, subject to adjustment after the PT Closing based on the amount of working capital associated with the PT Business deviates from a threshold amount; and (ii) $1 million into an escrow fund to be held for a period of 18 months from the PT Closing as security for Photo Therapeutics’ indemnification obligations under the Acquisition Agreement.  The Company will be obligated to pay up to an additional $7 million to Photo Therapeutics subject to the achievement of certain financial performance thresholds for the PT Business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report with respect to the Note is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in response to Item 1.01 of this current report with respect to the Securities Purchase Agreement and the appointment of Mr. Glazer to the Board of Directors is incorporated herein by reference.

In connection with the First Tranche Closing, the Company’s Board of Directors established a Finance Committee to oversee the Company’s activities and advise management with respect to securing certain additional financing arrangements for the Company.  On February 27, 2009, Mr. Glazer was appointed as a member of the Finance Committee, along with Richard J. DePiano, the Chairman of the Board of Directors.

Item 7.01.	Regulation FD Disclosure.

On March 2, 2009, the Company issued a press release with respect to the First Tranche Closing and the PT Closing.  A copy of the press release is attached to this current report as Exhibit 99.6.

Item 9.01.     Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Financial statements of Photo Therapeutics will be filed by an amendment of this current report to occur not later than 71 calendar days after March 5, 2009.

(d)           Exhibits.

Exhibit Number	Description

4.1	First Tranche Convertible Promissory Note
99.1	Amendment No. 1 to the Securities Purchase Agreement
99.2	Pledge and Security Agreement
99.3	First Tranche Warrant
99.4	Indemnification Agreement
99.5	Amendment No. 1 to Omnibus Amendment
99.6	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: March 5, 2009	By: /s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Tranche Convertible Promissory Note
99.1	Amendment No. 1 to the Securities Purchase Agreement
99.2	Pledge and Security Agreement
99.3	First Tranche Warrant
99.4	Indemnification Agreement
99.5	Amendment No. 1 to Omnibus Amendment
99.6	Press Release